UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 17, 2008

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices including zip code)

(920) 684-4410

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Chairman of the Board

On December 17, 2008, Terry D. Growcock announced his retirement as Chairman of the Board and as a member of the Board of Directors of The Manitowoc Company, Inc. (the “Company”), effective December 31, 2008.  Mr. Growcock will remain an employee of the Company in an advisory role from January 1, 2009, until June 30, 2009, but will not be an executive officer during that time.  In connection with this new role, Mr. Growcock will be paid a salary of $83,333 per month.

The Board of Directors intends to appoint a new Chairman of the Board at a future Board meeting. Pursuant to the Company’s Bylaws, if the Board has not elected a Chairman of the Board, the President and Chief Executive Officer will preside at all meetings of the shareholders and at all meetings of the Board of Directors.

On December 19, 2008, Manitowoc issued a press release announcing Mr. Growcock’s retirement as Chairman.  Manitowoc’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Material Compensatory Plans

On December 17, 2008, the Board of Directors adopted  changes to The Manitowoc Company, Inc. Supplemental Executive Retirement Plan (the “SERP”), The Manitowoc Company, Inc. Deferred Compensation Plan, The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan, and The Manitowoc Company, Inc. 2004 Non-Employee Director Stock and Awards Plan (collectively, the “Amended Plans”), primarily to fully comply with Section 409A of the Internal Revenue Code (the “Code”).

In addition to the changes related to Section 409A of the Code, the SERP was also amended as described below:

•                  The amended SERP provides that the target retirement benefit for a participant will be equal to fifty-five percent (55%) of the average of the participant’s highest five (5) consecutive years of compensation (including base salary plus actual bonus awards, but excluding commissions, the value of fringe benefits and other special awards or payments) up to the actual retirement date if later than the target retirement date.  Previous to this amendment, the SERP provided that the target retirement benefit would be calculated based on a participant’s last five (5) consecutive years of compensation preceding the target retirement date, with no adjustment if a participant worked beyond his or her target retirement date.

•                  The amended SERP provides that effective January 1, 2009, any new participant in the SERP is required to complete 25 years of service with the Company in order to attain the full target retirement benefit; the target retirement benefit will be pro-rated for participants that do not achieve 25 years of service.  Previous to this amendment, a participant’s years of service did not have an impact on the target retirement benefit under the previous SERP. Individuals currently participating in the SERP are not subject to this requirement.

•                  The amended SERP provides that to the extent a participant’s SERP account balance is less than the actuarial equivalent of that participant’s target retirement benefit after the target retirement date, the participant’s account balance will be credited annually with the entire shortfall amount until the participant’s account balance is at least actuarially equivalent to the target retirement benefit.  Previous to this amendment, the SERP provided that only one-fifth (1/5) of any such shortfall would be credited to the participant’s account balance each year.

The preceding discussion of the changes to the Amended Plans is qualified in its entirety by reference to each of the Amended Plans, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                            Financial Statements and Exhibits

(a)           Not applicable.

(b)          Not applicable.

(c)           Not applicable.

(d)          Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	The Manitowoc Company, Inc. Supplemental Executive Retirement Plan, as amended

10.2	The Manitowoc Company, Inc. Deferred Compensation Plan, as amended

10.3	The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan, as amended

10.4	The Manitowoc Company, Inc. 2004 Non-Employee Director Stock and Awards Plan, as amended

99.1	Press release, dated December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: December 19, 2008	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of December 17, 2008

Exhibit No.	Description	Filed Herewith

10.1	The Manitowoc Company, Inc. Supplemental Executive Retirement Plan, as amended	X

10.2	The Manitowoc Company, Inc. Deferred Compensation Plan, as amended	X

10.3	The Manitowoc Company, Inc. 2003 Incentive Stock and Awards Plan, as amended	X

10.4	The Manitowoc Company, Inc. 2004 Non-Employee Director Stock and Awards Plan, as amended	X

99.1	Press release, dated December 19, 2008.	X